EXHIBIT 99.1
                                                                    ------------


[LOGO OMITTED]                                                           Movado
M O V A D O   G R O U P   I N C.                                            Ebel
                                                                         Concord
                                                                             ESQ
                                                                     Coach Watch
                                                         Tommy Hilfilger Watches

APPROVED BY:      Rick Cote
                  Executive Vice President and
                  Chief Operating Officer
                  201-267-8000

    CONTACT:      Investor Relations:
                  Suzanne Michalek
                  Director of Corporate Communications
                  201-267-8000

                  Financial Dynamics
                  Melissa Myron
                  212-850-5600

FOR IMMEDIATE RELEASE
================================================================================

             MOVADO GROUP, INC. ISSUES $20 MILLION IN UNSECURED DEBT
        ~ DRAWS $20 MILLION ON $40 MILLION PRIVATE SHELF DEBT AGREEMENT ~

         PARAMUS, NJ - OCTOBER 8, 2004 -- MOVADO GROUP, INC. (NYSE: MOV) announced today it has issued $20.0 million of unsecured seven-year senior notes with a fixed interest rate of 4.79% per annum. The notes will amortize over four years beginning in 2008 with semi-annual interest payments. The issuance represents a drawdown on the Company's $40.0 million private shelf debt agreement, dated March 21, 2001, as amended.

         Net proceeds from the sale will be used for payment of maturing debt, funding the Company's continued expansion of its Movado boutique concept and general corporate purposes.

Movado Group, Inc. designs, manufactures, and distributes Movado, Ebel, Concord, ESQ, Coach and Tommy Hilfiger watches worldwide, and operates Movado boutiques and Company stores in the United States.

THIS PRESS RELEASE CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THE COMPANY HAS TRIED, WHENEVER POSSIBLE, TO IDENTIFY THESE FORWARD-LOOKING STATEMENTS USING WORDS SUCH AS "EXPECTS," "ANTICIPATES," "BELIEVES," "TARGETS," "GOALS," "PROJECTS," "INTENDS," "PLANS," "SEEKS," "ESTIMATES," "PROJECTS," "MAY," "WILL," "SHOULD" AND SIMILAR EXPRESSIONS. SIMILARLY, STATEMENTS IN THIS PRESS RELEASE THAT DESCRIBE THE COMPANY'S BUSINESS STRATEGY, OUTLOOK, OBJECTIVES, PLANS, INTENTIONS OR GOALS ARE ALSO FORWARD-LOOKING STATEMENTS. ACCORDINGLY, SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT COULD CAUSE THE COMPANY'S ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS AND LEVELS OF FUTURE DIVIDENDS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN, OR IMPLIED BY, THESE STATEMENTS. THESE RISKS AND UNCERTAINTIES MAY INCLUDE, BUT ARE NOT LIMITED TO: THE COMPANY'S ABILITY TO SUCCESSFULLY INTRODUCE AND SELL NEW PRODUCTS, THE COMPANY'S ABILITY TO SUCCESSFULLY INTEGRATE THE OPERATIONS OF EBEL WITHOUT DISRUPTION TO ITS OTHER BUSINESS ACTIVITIES, CHANGES IN CONSUMER DEMAND FOR THE COMPANY'S PRODUCTS, RISKS RELATING TO THE RETAIL INDUSTRY, IMPORT RESTRICTIONS, COMPETITION, SEASONALITY AND THE OTHER FACTORS DISCUSSED IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K AND OTHER FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE STATEMENTS REFLECT THE COMPANY'S CURRENT BELIEFS AND ARE BASED UPON INFORMATION CURRENTLY AVAILABLE TO IT. BE ADVISED THAT DEVELOPMENTS SUBSEQUENT TO THIS PRESS RELEASE ARE LIKELY TO CAUSE THESE STATEMENTS TO BECOME OUTDATED WITH THE PASSAGE OF TIME.

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